EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST COMPLETES ACQUISITION OF
THE HILTON SANTA CRUZ/SCOTTS VALLEY FOR $50 MILLION

Acquisition Highlights:

•	High-quality, full-service hotel located in the growing and high barrier-to-entry Santa Cruz, California market

•	Exceptional amenities including a full-service restaurant, 7,900 square feet of flexible meeting space, outdoor pool and fitness center

•	Revenue per available room (RevPAR) of $158 for the 12 months ended December 31, 2018

•	Property is in excellent physical condition with limited capex needs

•	Issued approximately 1.5 million Operating Partnership Units at an approximate 31% premium to yesterday’s closing price

•	In connection with this acquisition, Ashford Inc. has committed to provide Ashford Trust with $5 million under the terms of the Enhanced Return Funding Program (“ERFP”)

DALLAS, February 27, 2019 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that it has completed the acquisition of the 178-room Hilton Santa Cruz/Scotts Valley in Santa Cruz, California (the “Property”) for $50 million. To fund the acquisition the Company used cash on its balance sheet and issued as consideration to the seller approximately 1.5 million Operating Partnership Units valued at $7.00 per unit, a premium of approximately 31% to yesterday’s closing price. The Company also assumed a non-recourse mortgage loan at closing with a current balance of approximately $25.3 million. The loan matures in March 2025 and has a fixed interest rate of 4.7%.
Located in Santa Cruz, California, the Property is the only full-service, Hilton-branded asset in the Santa Cruz market. With its strong brand affiliation and exceptional amenities, the Property is well-positioned in a lodging market with very high barriers to entry. The Property is proximate to Silicon

Valley, home to many of the world’s largest and fastest-growing technology companies, and is part of the greater San Francisco Bay Area. The Hilton Santa Cruz/Scotts Valley benefits from the business transient and group demand generated by the region’s economic expansion. Additionally, leisure demand is attracted to the hotel’s desirable location near the iconic Santa Cruz Beach Boardwalk, the redwood forests in the Santa Cruz Mountains, and the Monterey Bay National Marine Sanctuary.
The Hilton Santa Cruz/Scotts Valley opened in 1999 and has 178 spacious rooms, including 21 suites. The Property also offers a broad range of amenities, including the full-service Stonehouse Bar & Grill, 7,900 sq. ft. of flexible meeting space, an outdoor pool, fitness center, business center, gift shop and guest laundry facility. The Property is in excellent physical condition after having received over $7 million in capital improvements during the 2016-2017 period. Post-closing, the Property will be managed by Remington Lodging.
Inclusive of the funds provided by Ashford Inc. under the ERFP, and assuming the Ashford Inc. funding occurred at closing1, the adjusted net purchase price equates to approximately $253,000 per key and represents, as of December 31, 2018, a trailing 12-month capitalization rate of 8.7% on hotel net operating income of $3.9 million and a trailing 12-month 10.2x Hotel EBITDA multiple, according to the Company’s preliminary estimates, based on unaudited operating financial data provided by the seller. The Company currently forecasts the five-year, leverage-neutral IRR on this investment to be approximately 22%2 based upon various underwriting, pricing, and timing assumptions, which are subject to change, and include among other factors, property level mortgage financing, equity investment, and ERFP funding. On a trailing 12-month basis as of December 31, 2018, the Property achieved RevPAR of $158, with 85% occupancy and an average daily rate (ADR) of $187, according to unaudited operating financial data provided by the seller. A reconciliation of non-GAAP financial measures is included in the financial table below.
Ashford Trust has now utilized or received commitments totaling $40.6 million of capital since the commencement of the Enhanced Return Funding Program related to the acquisition of Hilton Alexandria Old Town, La Posada de Santa Fe, Embassy Suites New York Midtown Manhattan, and the Hilton Santa Cruz/Scotts Valley. This funding total equates to approximately 81% of the initial pledged amount. These new hotel assets add geographic diversity and a combined RevPAR of $170 for 2018, which is well in excess of the Company’s most recently reported portfolio RevPAR. The Company expects to benefit from the ERFP funding which seeks to reduce overall equity requirements and enhance investment returns.
“We are excited to complete the acquisition of another high-quality, well-positioned asset that we believe will benefit from the very strong and growing Silicon Valley/Bay Area economy,” said Douglas A. Kessler, Ashford Trust’s President and Chief Executive Officer. “Additionally, we are able to once again benefit from the competitive advantages provided by our Enhanced Return Funding Program, which we expect to significantly increase the returns for our shareholders. We are pleased with the meaningful progress of our utilization of the ERFP program to acquire these attractive assets, which should add value to our portfolio.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
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1.	ERFP funding did not occur upon acquisition but is expected to be funded over time; therefore the forecasted internal rate of return will depend upon the actual timing of ERFP funding.

2.	Assumes leverage-neutral property-level mortgage financing, closing costs and funding of ERFP at end of year one.

Ashford Hospitality Trust
Hilton Scotts Valley
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
(Unaudited, in millions)

12 Months
Ended December 31, 2018
Hotel Net Income	$2.3

Adjustment:
Depreciation and amortization	$1.1
Interest expense	$1.1

Hotel EBITDA	$4.4

Adjustment:
Capital reserve	$(0.5)

Hotel Net Operating Income	$3.9

(1) All information in this table is based upon unaudited operating financial data for the prior twelve month period ended December 31, 2018. This data has not been audited or reviewed by the Company’s independent registered public accounting firm. The financial information presented could change.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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